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                                                                    Exhibit 10.1

                           CLOSURE MEDICAL CORPORATION
                        AMENDMENT TO EXECUTIVE AGREEMENTS
                        ---------------------------------

         THIS AGREEMENT (the "Agreement"), dated as of May 17, 2002 (the "Amendment Date") is entered into by CLOSURE MEDICAL CORPORATION (the "Company") and ROBERT V. TONI, an employee of the Company (the "Employee").

                                    RECITALS
                                    --------

         A. The Company and the Employee are party to an employment agreement dated May 31, 1996 (the "Employment Agreement") pursuant to which the Employee has served as President and Chief Executive Officer of the Company. Pursuant to an agreement dated March 27, 2002, the notification date under Section 1.1 of the Employment Agreement that would have occurred on March 30, 2002 was extended to April 30, 2002.

         B. Option grants have been made to the Employee under the CLOSURE Medical Corporation 1996 Equity Compensation Plan (the "Plan") and are memorialized in a distinct option grant agreement with respect to each grant of options made to the Employee (each, an "Option Agreement").

         C. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to modify the terms and conditions of the Employment Agreement and to recognize the Employee's service to the Company and anticipated ongoing assistance to the Company following the Employee's separation from service of the Company, by amending each referenced Option Agreement, on the terms and conditions set forth below.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Section 1.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  1.1   Employment Term. This Agreement shall continue in full
                        ---------------
         force and effect until validly terminated by either party. The employment term ("Employment Term") shall consist of the period ending on the date as of which this Agreement is validly terminated. The Company may terminate this Agreement without cause at any time pursuant to Section 7.4 of this Agreement, provided that Employee receives at least fifteen (15) days prior written notice.

         2. Section 7 of the Employment Agreement is hereby amended to add the following new Section 7.4 and all succeeding sections of Section 7 are hereby renumbered accordingly:

                        7.4  NOT FOR CAUSE. The Company may terminate Employee's
                             -------------

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         employment with the Company at any time provided that Employee receives at least fifteen (15) days written notice of such termination. As of such 15th day (the "Executive Termination Date"), Employee shall resign all positions assigned to him pursuant to Section 1.2.1 of this Agreement (or otherwise) and, if Employee serves as a member of the Board, shall resign such position if so requested by the Board. In the event that Employee's employment is terminated pursuant to this Section 7.4, Employee shall be entitled to the following payments and benefits in lieu of any other payments or benefits under this Agreement: (a) provided that Employee completes each component of the Transition Services Requirement (as defined below) in full, Employee shall be entitled to thirty-six monthly payments of $16,666.67 commencing with the month in which the Final Termination Date (as defined below) falls, provided that Employee does not materially breach any of his obligations under this Agreement, the Employment Agreement, the Non-Competition Agreement (as defined below) or as otherwise imposed, in which case the Employee shall forfeit all right to receive any further payments under this subsection (a); (b) Employee shall be provided continued coverage under the Company's medical benefit plan(s) until the later of (i) the Final Termination Date if the Employee does not become entitled to the payments described in (a) above or (ii) the last day of the month in which the last payment referred to in (a) above is made, as such plan(s) may be amended from time to time, with medical coverage at the same level in effect on the Executive Termination Date, at no cost to Employee; (c) payment of his Base
         Salary through the Final Termination Date and pro rata incentive compensation under Section 1.6 determined on the basis of his actual period of service during the relevant performance year, which period shall be deemed to end on the Final Termination Date; and (d) to the extent that the Company requests Employee to provide consulting or other services after the Executive Termination Date, the Company shall reimburse Employee's reasonable expenses incurred in connection with such services. The "Transition Services Requirement" shall consist of
         (w) consulting with the Board and a successor Chief Executive Officer,
         (x) making appropriate introductions of such successor Chief Executive Officer to clients and other interested parties as requested by the Board, (y) entering into a non-competition agreement (the "Non-Competition Agreement") pursuant to which Employee will agree not to engage, for a period of three years, in any activities, directly or indirectly, that compete in any way with the Company in any activities that the Company has engaged in during the Employee's time with the Company, and (z) performing such other transition services as the Board or a successor Chief Executive Officer may reasonably request. The Employee's performance of the Transition Services Requirement shall commence on the Executive Termination Date and shall terminate on the date on which Employee has performed each component of the Transition Services Requirement in full (the "Fulfillment Date"). The "Final Termination Date" shall mean the first to occur of (i) the Fulfillment Date and (ii) the date on which the Employee informs the Company that he will not be completing the Transition Services Requirement.

         3. The Option Agreements between the Company and the Employee dated January 1, 1999 (two agreements), September 11, 2000, January 2, 2002 (as described in the Attachment to this Agreement) are hereby amended as follows. Notwithstanding any contrary provision in the Plan or in the relevant Option Agreement, as of the date hereof, (a) the term of the option subject to the relevant Option Agreement (the "Affected Option") shall be the full ten years originally provided in each such Option Agreement (calculated from each Option's Date of Grant (as

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defined in the Option Agreement) and not from the Amendment Date); and (b) each
Affected Option shall become fully vested and exercisable.

         4. All terms not defined in this Agreement shall have the meaning set forth in the Employment Agreement, the Plan or the relevant Option Agreement. Except to the extent set forth in this Agreement, the terms and conditions of the Employment Agreement, the Plan and the relevant Option Agreement shall continue in full force and effect.

         5. This Agreement may be executed in counterpart and will be deemed binding when both parties have so executed, and may be amended by a subsequent written agreement of the parties.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument, and the Employee has placed his signature hereon, effective as of the Amendment Date.

                                       CLOSURE MEDICAL CORPORATION

Attest:

_______________________                By: /s/ Ronald A. Ahrens
                                           --------------------------------

                                       Accepted: /s/ Robert V. Toni
                                                 --------------------------
                                                 Robert V. Toni

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                                   ATTACHMENT

                         ROBERT V. TONI OPTION HOLDINGS
                         ------------------------------
                            SUBJECT TO THIS AGREEMENT
                            -------------------------

        Number            Option Date         Number of Options Granted        Exercise Price
        ------            -----------         -------------------------        --------------
        00000286           01/01/99                     45,000                    $29.81000
        00000343           01/01/99                    250,000                    $29.81250
        00000408           09/11/00                    100,000                    $19.87500
        00000584           01/02/02                    100,000                    $23.49000

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